UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2005

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

The information set forth below is being furnished pursuant to Item 7.01 of Form 8-K as a result of its inclusion in a preliminary offering memorandum, dated September 28, 2005, of The TriZetto Group, Inc. (the “Company”) in connection with the marketing of a proposed private placement of its convertible senior notes due 2025.

On September 13, 2005, the Company received a letter from the Securities and Exchange Commission (the “SEC”) regarding, among other things, its annual report on Form 10-K for the year ended December 31, 2004. The Company believes that the letter was issued by the SEC in the normal course of its mandate under the Sarbanes-Oxley Act of 2002 to regularly review the periodic filings of all publicly-traded companies. Among other things, the letter asked the Company to comment on certain of its accounting practices, including those related to the Company’s recognition of revenue from set-up services associated with its hosted offerings, its capitalization of up-front fees relating to the establishment of certain hosting and outsourcing contracts.

The Company believes that its accounting practices have been proper. In addition, the Company has received unqualified opinions from its independent registered public accounting firm for its financial statements for the 2003 and 2004 fiscal years. Further, even if the Company were to change its practice regarding set-up services and defer the recognition of revenue and expenses related to such services, the Company believes that such accounting changes would not have a material affect on its previously reported results of operations. The Company believes that its accounting practices in respect of the capitalization of up-front fees is correct and that there is no other appropriate alternative method of accounting for such fees. However, there can be no assurance that it will not change its accounting policies relating to these questions following discussion with the SEC staff.

The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 – Other Events.

On September 28, 2005, the Company announced that it is offering $100 million aggregate principal amount of convertible senior notes due 2025 to qualified institutional buyers in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy any security. Neither the notes nor the underlying shares of common stock have been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

A copy of the press release announcing the private placement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01 – Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

99.1	Press release issued by The TriZetto Group, Inc., dated September 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: September 28, 2005	By:	/s/ James J. Sullivan
James J. Sullivan
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by The TriZetto Group, Inc., dated September 28, 2005.